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                                 BRAUN & COMPANY
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                            BARRISTERS AND SOLICITORS


Thomas A. Braun, B.A., LL.B., LL.M.*


July 12, 2006
                                           Exhibit 5.1 to Registration Statement
Board of Directors
MIV Therapeutics, Inc.
Unit 1, 8675 Ash Street
Vancouver, British Columbia, Canada, V6P 6T3

Dear Sirs:

RE:      MIV THERAPEUTICS, INC.: REGISTRATION STATEMENT ON FORM SB-2
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We have acted as counsel for MIV Therapeutics, Inc., a Nevada corporation (the
"Company"), in connection with the preparation of the Registration Statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, relating to the offering of 36,619,578 shares of the Company's common stock and 5,641,941 transferable common stock purchase warrants (each a "Warrant") to purchase shares of the Company's common stock (the common shares and the shares issuable upon exercise of the Warrants being, collectively, the "Shares") by the selling shareholders named in the Registration Statement (collectively, the "Selling Shareholders"); the particulars of which Shares being set sort in the Registration Statement in the following manner.

1. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 7,684,995 shares of our common stock issued on August 11, 2005 pursuant to a private placement (the "August 2005 Private Placement");

2. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 3,842,498 shares of our common stock issuable upon the exercise of 3,842,498 non-transferable Series A common stock purchase warrants issued pursuant to the August 2005 Private Placement;

3. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 3,842,498 shares of our common stock issuable upon the exercise of 3,842,498 non-transferable Series B common stock purchase warrants issued pursuant to the August 2005 Private Placement;

4. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 62,500 shares of our common stock issuable upon the exercise of 62,500 non-transferable Series A finder's common stock purchase warrants which relate to a finder's fee for the August 2005 Private Placement;

5. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 62,500 shares of our common stock issuable upon the exercise of 62,500 non-transferable Series B finder's common stock purchase warrants which relate to a finder's fee for the August 2005 Private Placement;


________________________________________________________________________________
702 - 777 Hornby Street                                      Tel: (604) 605-0507
Vancouver, BC V6Z 1S2                                        Fax: (604) 605-0508
*Also of the California Bar

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6.       the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 3,158,920 shares of our common stock issued on October 4, 2005 upon the conversion of the Convertible Debentures issued on March 15, 2005 pursuant to a private placement (the "March 2005 Private Placement");

7. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of the 1,851,500 transferable March 2005 Private Placement common stock purchase warrants to purchase shares of our common stock which were issued pursuant to the March 2005 Private Placement;

8. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 1,851,500 shares of our common stock issuable upon the exercise of the 1,851,500 March 2005 Private Placement common stock purchase warrants;

9. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 400,000 shares of our common stock issuable upon the exercise of the 400,000 non-transferable common stock purchase warrants to purchase shares of our common stock which were issued in February of 2003 pursuant to a consulting agreement;

10. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 1,000,000 shares of our common stock issuable upon the exercise of 1,000,000 non-transferable common stock purchase warrants to purchase shares of our common stock which were issued on October 24, 2003, pursuant to a consulting agreement;

11. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 2,750,000 shares of our common stock issuable upon the exercise of 2,750,000 non-transferable common stock purchase warrants to purchase shares of our common stock which were issued on July 1, 2005, pursuant to a letter of engagement, as amended;

12. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 5,152,733 shares of our common stock issued on March 29, 2004 pursuant to a private placement (the "March 2004 Private Placement");

13. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of the 2,815,444 transferable Series A common stock purchase warrants to purchase shares of our common stock which were issued pursuant to the March 2004 Private Placement;

14. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 2,815,444 shares of our common stock issuable upon the exercise of 2,815,444 Series A common stock purchase warrants issued pursuant to the March 2004 Private Placement;

15. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of the 674,997 transferable Series C common stock purchase warrants to purchase shares of our common stock which were issued as a finder's fee pursuant to the March 2004 Private Placement;

16. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 674,997 shares of our common stock issuable upon the exercise of 674,997 Series C finder's common stock purchase warrants which relate to a finder's fee for the March 2004 Private Placement;


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17.      the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 71,429 shares of our common stock issuable upon the exercise of the 71,429 non-transferable common stock purchase warrants to purchase shares of our common stock which were issued in September of 2003 pursuant to a private placement;

18. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 150,000 shares of our common stock issuable upon the exercise of 150,000 non-transferable common stock purchase warrants to purchase shares of our common stock which were issued on February 2, 2006, pursuant to a consulting agreement;

19. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 150,000 shares of our common stock issuable upon the exercise of 150,000 non-transferable common stock purchase warrants to purchase shares of our common stock which were issued on February 2, 2006, pursuant to a consulting agreement;

20. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 200,000 shares of our common stock issuable upon the exercise of 200,000 non-transferable common stock purchase warrants to purchase shares of our common stock which were issued on May 21, 2004, pursuant to a consulting agreement;

21. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 500,000 shares of our common stock issuable upon the exercise of 500,000 non-transferable common stock purchase warrants to purchase shares of our common stock which were issued on June 7, 2005, pursuant to a consulting agreement;

22. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 95,238 shares of our common stock issued on October 6, 2005 pursuant to a private placement (the "October 2005 Private Placement");

23. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 95,238 shares of our common stock issuable upon the exercise of 95,238 October 2005 non-transferable common stock purchase warrants issued pursuant to the October 2005 Private Placement;

24. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 9,524 shares of our common stock which relate to a finder's fee for the October 2005 Private Placement;

25. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 9,524 shares of our common stock issuable upon the exercise of 9,524 non-transferable finder's common stock purchase warrants which relate to a finder's fee for the October 2005 Private Placement;

26. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 400,000 shares of our common stock issuable upon the exercise of 400,000 non-transferable common stock purchase warrants to purchase shares of our common stock which were issued on September 24, 2004, pursuant to a consulting agreement;

27. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of 400,000 shares of our common stock issuable upon the exercise of 400,000 non-transferable common stock purchase warrants to purchase shares of our common stock which were issued on March 4, 2005, pursuant to a consulting agreement, as amended;


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28.      the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 620,000 shares of our common stock issued on July 10, 2006 pursuant to a private placement (the "July 2006 Private Placement");

29. the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 620,000 shares of our common stock issuable upon the exercise of 620,000 common stock purchase warrants issued pursuant to the July 2006 Private Placement; and

30. the resale by a certain Selling Shareholder, and its transferees, donees or successors, of an aggregate of 300,000 transferable July 2006 Private Placement common stock purchase warrants to purchase shares of our common stock which were issued pursuant to the July 2006 Private Placement.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement dated July 12, 2006 and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books, including resolutions of the Board of Directors approving the issuance of the Shares to the Selling Shareholders; (e) the form of subscription or consulting agreements entered into between the Selling Shareholders and the Company for the purchase of the Shares; and (f) such statutes, records and other documents as we have deemed relevant.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in (a) through (f) above. In particular, we have not reviewed, and express no opinion on, any document (other than the documents listed in (a) through (f) above) that is referred to or incorporated by reference into, the documents reviewed by us.

Based upon the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1. The Shares held by the Selling Shareholders are validly issued, fully paid and non-assessable shares of the Company's common stock; and

2. Upon exercise of the Warrants in accordance with their terms and the payment of exercise price for the purchase of the Shares underlying the Warrants upon exercise, the Shares upon exercise of the Warrants will be duly authorized, validly issued, fully paid and non-assessable shares of the Company's common stock.

Our opinion expressed herein is subject in all respects to the following assumptions, limitations and qualifications:

(a) the foregoing opinion is limited to Nevada law, including all applicable provisions of the Constitution of the State of Nevada, statutory provisions of the State of Nevada and reported judicial decisions of the courts of the State of Nevada interpreting those laws. We have not considered, and have not expressed any opinion with regard to, or as to the effect of, any other law, rule, or regulation, state or federal, applicable to the Company;

(b) we have assumed (i) the genuineness of all signatures on documents examined by us, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or other copies, and (iv) that the documents, in the forms submitted to us for my review, have not been and will not be altered or amended in any respect; and


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(c)      we have assumed that each agreement executed between the Selling
         Shareholders and the Company pursuant to which the Shares have been issued or are issuable has been duly executed by each party and constitutes the legal, valid and binding obligations of the parties thereto and that such agreements are enforceable against each of the parties thereto in accordance with their respective terms.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our firm's name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and in any amendment thereto.

Yours truly,


/S/ THOMAS A. BRAUN
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Thomas A. Braun


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